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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 27, 2003
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                         CITIZENS & NORTHERN CORPORATION
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             (Exact name of registrant as specified in its charter)

         Pennsylvania                    0-16084                23-2451943
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(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation)                        File Number)          Identification No.)

90-92 Main Street, Wellsboro, PA                                  16901
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(Address of Principal Executive Office)                         (Zip Code)


Registrant's telephone number, including area code   (570) 724-3411
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                                       N/A
                                       ---
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

Craig G. Litchfield, chairman, president and chief executive officer, announced that the Board of Directors has declared a 3-for-2 stock split of Citizens & Northern Corporation common stock, as well as a quarterly dividend of 21 cents per share for the first quarter 2003. The cash dividend will be paid based on shares of common stock outstanding, after the effect of the 3-for-2 split. The 3-for-2 stock split and cash dividend were declared March 27, 2003, payable April 21, 2003 for shareholders of record as of April 7, 2003.

On March 27, 2003, Citizens & Northern Corporation issued a press release titled "Citizens & Northern Declares Three-for-Two Stock Split and Cash Dividend to Shareholders," a copy of which is filed as an exhibit to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Not applicable.
(b)  Not applicable.
(c)  Exhibits.

         Exhibit 99: Press Release issued by Citizens & Northern Corporation dated March 27, 2003 titled "Citizens & Northern Declares Three-for-Two Stock Split and Cash Dividend to Shareholders."

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

                         CITIZENS & NORTHERN CORPORATION

Date:  3/27/03            /s/ Craig G. Litchfield
                         -------------------------------------------------
                         By: Craig G. Litchfield
                             Chairman, President and Chief Executive Officer